Exhibit 23.3
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Grove Collaborative Holdings, Inc., of our report dated March 19, 2025, relating to the consolidated financial statements of Grove Collaborative Holdings, Inc. (the “Company”), appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Moss Adams LLP

Campbell, California
March 19, 2025